EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 26, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is incorporated by reference in URS Corporation’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (333-146136) filed on September 24, 2007.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 4, 2007